UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2022

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Introductory Note

On December 15, 2022, Kimbell Royalty Partners, LP, a Delaware limited partnership (“Kimbell”) and Kimbell Royalty Operating, LLC, a Delaware limited liability company (“Opco” and, together with Kimbell, the “Buyer Parties”), completed the previously announced acquisition (the “Acquisition”) of mineral and royalty interests pursuant to a purchase and sale agreement (the “Purchase Agreement”), dated November 3, 2022, by and among the Buyer Parties and Hatch Royalty LLC, a Delaware limited liability company (the “Seller”). Pursuant to the terms of the Purchase Agreement, the Buyer Parties acquired certain rights, title and interests in and to certain mineral interests, mineral classified lands, surface interests, real property interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas and other hydrocarbons underlying certain lands located in Martin, Loving, Reeves, Winkler, Ward, Pecos, and Culberson Counties, Texas and Lea and Eddy Counties, New Mexico (the “Acquired Assets”). The Buyer Parties acquired the Acquired Assets for aggregate consideration comprising (i) approximately $150 million in cash and (ii) the issuance of 7,272,821 common units representing limited liability company interests in Opco (“Opco units”) and an equal number of Class B units representing limited partner interests in Kimbell (“Class B units”) to the Seller, subject to purchase price adjustments and other customary closing adjustments. Other than in respect of the transaction, there is no relationship between the Seller and the Buyer Parties or any of the Buyer Parties’ affiliates, directors or officers or any associate of the Buyer Parties’ directors or officers.

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On December 15, 2022, pursuant to the terms of the Purchase Agreement, Kimbell entered into a registration rights agreement (the “Registration Rights Agreement”) with the Seller, pursuant to which, among other things, Kimbell has agreed to prepare a shelf registration statement or an amendment to its existing shelf registration statement (the “Shelf Registration Statement”) covering the resale of the common units representing limited partner interests in Kimbell (“Common Units”) issuable upon the conversion of the Opco units and the corresponding Class B units issued in connection with the Acquisition, file the Shelf Registration Statement with the U.S. Securities and Exchange Commission within 30 days of the execution of the Registration Rights Agreement and use its reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable following such filing but, in any event, within 120 days of the execution of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment No. 4 to Credit Agreement

On December 15, 2022, Kimbell entered into Amendment No. 4 (the “Fourth Amendment”) to Kimbell’s existing Credit Agreement, dated as of January 11, 2017 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 12, 2018, that certain Amendment No. 2 to Credit Agreement, dated as of December 8, 2020, and that certain Amendment No. 3 to Credit Agreement, dated as of June 7, 2022, and as otherwise amended or modified prior to such date, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Fourth Amendment, the “Amended Credit Agreement”), with certain subsidiaries of Kimbell, as guarantors, the lenders party thereto and Citibank, N.A. (“Citi”), as administrative agent.

The Fourth Amendment amends the Existing Credit Agreement to, among other things, increase (i) the aggregate elected commitments under the Amended Credit Agreement’s senior revolving credit facility (the “Credit Facility”) and (ii) the borrowing base under the Credit Facility, in each case, from $300.0 to $350.0 million.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2022, Kimbell completed the Acquisition, pursuant to the terms of the Purchase Agreement. The terms and provisions of the Purchase Agreement are described in Kimbell’s Current Report on Form 8-K filed with the Commission on November 3, 2022 (the “Signing 8-K”).

The aggregate consideration for the Acquisition consisted of (i) approximately $150 million in cash and (ii) the issuance of 7,272,821 Opco units and an equal number of Class B units. The Seller paid $0.05 per Class B Unit issued at the closing of the Acquisition as consideration for the Class B Units, which is consistent with the amount paid per Class B unit by all current holders of Class B units.

Item 3.02.	Unregistered Sales of Equity Securities.

As reported in the Signing 8-K and pursuant to the Purchase Agreement, on November 3, 2022, Kimbell and Opco agreed to issue Class B units and Opco units, respectively, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) of the Securities Act. Pursuant to the terms of the Purchase Agreement, Kimbell and Opco issued 7,272,821 Class B units and an equal number of Opco units, respectively, to the Seller on December 15, 2022. The Opco units, together with the Class B units, are exchangeable for an equal number of Common Units.

Any future issuance of Common Units pursuant to an exchange election by the holders of such Opco units and such Class B units will also be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01.	Regulation FD Disclosure.

On December 15, 2022, Kimbell issued a news release announcing that it has completed the Acquisition. A copy of the news release is attached hereto, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Hatch Royalty LLC are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information giving effect to the Acquisition is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed within 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description
4.1	Registration Rights Agreement, dated as of December 15, 2022 between Kimbell Royalty Partners, LP and Hatch Royalty LLC.
10.1	Amendment No. 4 to Credit Agreement, dated as of December 15, 2022, by and among Kimbell Royalty Partners, LP, each of the guarantors party thereto, the several lenders from time to time parties thereto and Citibank, N.A., as administrative agent.
99.1	News release issued by Kimbell Royalty Partners, LP dated December 15, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC,
its general partner

By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: December 15, 2022